                                                                      Exhibit 11
                             Blue Wave Systems Inc.

                       Computation of Per Share Net Loss

                For the Years Ended June 30, 1999, 1998 and 1997
                    (in thousands, except per share amounts)

                                                                                 1999         1998       1997
                                                                             ----------    ---------   --------
Basic Net Loss Per Share:
     Net loss applicable to common stock                                     $   (2,023)   $ (11,454)  $ (1,830)
                                                                             ==========    =========   ========

     Weighted average shares outstanding                                         13,076       12,684     10,594

Basic net loss per share                                                     $    (0.15)   $   (0.90)  $  (0.17)
                                                                             ==========    =========   ========


Diluted Net Loss Per Share:
     Total weighted average shares from above                                    13,076       12,684     10,594

    Weighted average of options outstanding                                         N/A          N/A        N/A
    Weighted average exercised options outstanding for portion of period,
          net of equivalent shares purchased at average fair market value           N/A          N/A        N/A
    Effect of using option proceeds to repurchase common stock at average
          fair market value                                                         N/A          N/A        N/A
                                                                             ----------    ---------   --------
          Other dilutive securities                                                  --           --         --
                                                                              ----------    ---------   --------

    Weighted average diluted shares outstanding                                  13,076       12,684     10,594
                                                                             ----------    ---------   --------

Net loss                                                                     $   (2,023)   $ (11,454)  $ (1,830)
                                                                             ==========    =========   ========

Diluted net loss per share                                                   $    (0.15)   $   (0.90)  $  (0.17)
                                                                             ==========    =========   ========